THEMAVEN, INC.
2016 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement ("Agreement") is made and entered into by and between THEMAVEN, INC., a Delaware corporation (the "Company") and Paul Edmondson ("Participant"). This Agreement is entered into with reference to the 2016 Stock Incentive Plan of the Company (the "Plan"). All capitalized terms not defined in this Agreement have the meaning set forth in the Plan, the terms of which are incorporated herein.

1. Grant. Subject to the Plan, the Company grants to the Participant an option ("Option") to purchase shares of the common stock of the Company as follows:

Participant:	Paul Edmondson
Plan:	A copy of the Plan is attached hereto as Exhibit 1.
Grant Date:	9/14/2018
Vesting Start Date:	9/14/2018
Shares	Common Stock
Shares Subject to Option:	100,000
Exercise Price:	$0.5425 per share
Type of Option:	Incentive Stock Option to the extent permitted by law so that hopefully the max will be ISO and rest would default to NSO.
Option Expiration Date:	9/14/2028, ten (10) years from the Date of Grant *(subject to early termination in accordance with Plan)*
Vesting Period:	36-month period
Vesting Schedule:	This option may be exercised with respect to 1/36th of the Shares subject to this option when the Participant completes each month of continuous Service beginning with the Vesting Start Date set forth above.

THE GRANT OF THE OPTION IS MADE IN CONSIDERATION OF THE SERVICES TO BE RENDERED BY THE PARTICIPANT TO THE COMPANY AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN. THE OPTION MAY BE EXERCISED ONLY FOR WHOLE SHARES.

2. Option Provisions.

2.1 Termination. (a) Except as follows below, upon the termination of the continuous Service of the Participant with the Company and all Subsidiaries for any reason other than death, Disability, or Retirement, or if Participant's Service is to a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues to provide Service to the Company or another Subsidiary), then (a) all vesting of the Option shall immediately cease and (b) any and all Options then held by the Participant will, to the extent vested as of such termination of Service,

remain exercisable in full for a period of one (1) month after such termination of Service (but in no event after the expiration date of any such Option), unless the termination is for Cause. If termination of continuous Service is for Cause, all Options shall immediately terminate as further provided in the Plan. If the termination of continuous Service is due to Disability or Retirement, then the Option shall be exercisable as provided in the Plan.

(b). If the Participant is terminated without Cause by the Company (or a successor, if appropriate) or resigns for Good Reason, then the vesting and exercisability of this Option shall accelerate such that this Option shall become vested and exercisable to the extent of the number of shares that would be vested as of the date that is 50% of the time from the date of termination to date on which all Shares hereunder would be vested. The acceleration of vesting provided for in the previous sentence shall occur immediately prior to the Termination Date. The term "Good Reason," as used in the prior sentence and in every other instance in which such term is used in this Agreement, shall be as defined in the Employment Agreement.

(c). If the Participant is terminated without Cause by the Company (or a successor, if appropriate) or resigns for Good Reason, in either case in connection with or following the consummation of a Change of Control, then the vesting and exercisability of this Option shall accelerate such that this Option shall become vested and exercisable to the extent of 100% of the Shares then unvested. The acceleration of vesting provided for in the previous sentence shall occur immediately prior to the Termination Date. In the event of a Change of Control, if the Company's successor does not agree to assume this Agreement, or to substitute an equivalent award or right for this Agreement, and the Participant does not voluntarily resign without continuing with the Company's successor, then any acceleration of vesting that would otherwise occur upon the Participant's termination shall occur immediately prior to, and contingent upon, the consummation of such Change of Control.

(d). If Participant's employment is terminated by the Company without Cause or by Participant for "Good Reason" or if Participant is no longer an employee and is not re-elected to the Board, then any and all Options then held by the Participant will, to the extent vested as of such termination of employment or Board service (and vesting thereafter as may be applicable) remain exercisable in full for a period of twelve (12) months after such termination of employment or Board service (but in no event after the expiration date of any such Options.)

2.2 <u>Certain Definitions</u>.

"Cause" (i) shall have the meaning, if any, ascribed such term in the employment or other agreement pursuant to which Participant provides Service to the Company contains a definition or (ii) otherwise, the meaning set forth in the Plan.

"Consultant" means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

"Employee" means any individual who is a common law employee of the Company, a Parent or a Subsidiary.

"Good Reason" (i) shall have the meaning, if any, ascribed such term in the employment or other agreement pursuant to which Participant provides Service to the Company contains a definition or (ii) otherwise, shall mean shall mean the occurrence of any of the following, in each case during the continuous Service of Participant without Participant's written consent: (1) a material reduction in the Participant's compensation; (2) a mandatory relocation of Participant's principal place of service

by more than 50 miles; (3) any material breach by the Company of any material provision of this applicable service agreement; (4) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law.

"Outside Director" means a member of the Board of Directors who is not an Employee.

"Service" means service as an Employee, Outside Director or Consultant.

2.3 Exercise. To exercise the Option, the Participant (or person then entitled to exercise the Option under the Plan) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time ("Exercise Agreement"), which shall set forth, inter alia: (a) the Participant's election to exercise the Option; (b) the number of shares of Common Stock being purchased; (c) any restrictions imposed on the shares of Common Stock being purchased; and (d) such representations, warranties, and agreements regarding the Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

2.4 Payment of Exercise Price. The Exercise Price of the Option shall be payable in full in cash, or its equivalent at the time of exercise in the manner then designated by the Committee, unless otherwise agreed by the Committee.

2.5 Vesting. All Options not vested will be terminated and forfeited upon the Participant's termination of Service. Any and all Options that have not vested as provided in Section 1 of this Agreement shall terminate immediately upon the termination, for any reason whatsoever, of the Service of the Participant with the Company and all Subsidiaries, or if Participant is in the Service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the Service of the Company or another Subsidiary).

3. Taxation.

3.1 Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("TaxRelated Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's sole responsibility. The Company makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares of Common Stock acquired on exercise and does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

3.2 Disqualifying Disposition. If the Option is an ISO and the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

4. Compliance with Law. The exercise of the Option and the issuance and transfer of the shares of Common Stock shall be subject to compliance by the Company and the Participant with any and all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then-applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

5. General Terms.

5.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.

5.2 Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's Service with the Company.

5.3 Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

5.4 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

5.5 No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position with the Company. Nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Service of Participant at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

5.6 Options Subject to Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

5.7 Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the

Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

5.8 Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

[SIGNATURE PAGE TO STOCK OPTION AWARD AGREEMENT TO FOLLOW]

THEMAVEN, INC.

DocuSigned by:
Martin Heimbigner
3249E69404EA4E4...

By: Martin Heimbigner

Title: Chief Financial Officer

Date: 1/24/2019

PARTICIPANT

DocuSigned by:
035179ECA27BA4D4...

Name: Paul Edmondson

Date: 1/29/2019

PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND THIS AGREEMENT. PARTICIPANT HAS READ AND UNDERSTANDS THE TERMS AND PROVISIONS THEREOF, AND ACCEPTS THE OPTION SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT. PARTICIPANT ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION OR DISPOSITION OF THE UNDERLYING SHARES AND THAT THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR PRIOR TO SUCH EXERCISE OR DISPOSITION.

Attachments:

Exhibit 1- Plan

EXHIBIT 1

PLAN

See attached.